Exhibit 99.1

                          NMS Communications Announces
          Financial Results for the Second Quarter Ended June 30, 2005


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--July 20, 2005--NMS Communications (NASDAQ: NMSS), a leading provider of communications technologies and solutions for mobile applications and infrastructure, today announced results for the second quarter ended June 30, 2005.
    Total revenues for the second quarter of 2005 were $25.4 million compared to $25.3 million for the corresponding quarter in 2004, an increase of 1%, and compared to $22.6 million in the first quarter of 2005, an increase of 12%. Net income for the second quarter was $0.3 million or $0.01 per share, compared to net income of $1.0 million or $0.02 per share reported for the second quarter of 2004 and a net loss of $(2.1) million or $(0.04) per share for the first quarter of 2005.
    Total revenues for the first six months of 2005 were $48.0 million compared to $49.6 million for the first six months of 2004. Net loss for the first six months of 2005 was $(1.8) million, or $(0.04), compared to net income of $1.7 million or $0.04 per share for the first six months of 2004.

    Business Perspective

    "Our Q2 results improved based on stronger revenues from our Voice Quality products and MyCaller(TM), our industry leading ringback tone and call personalization system. As a result, we made a modest return to profitable operations," said Bob Schechter, NMS Communications' chairman and CEO. "Our Platform Solutions revenues continued to be affected by slower than anticipated orders from existing customers. While our Platform Solutions revenues have been disappointing in the first half, we expect these results will improve in the second half."
    "Voice Quality product revenues reflected first shipments of the advanced optical voice processor being deployed by a major Japanese mobile operator in their next-generation network. This optical voice processor incorporates our VM1000(TM) OEM module which provides echo cancellation and noise management processing (Studio Sound(R)) that meet or exceed all evolving international standards.
    "New business revenue growth, led by MyCaller(TM), represented 10% of total revenues. Vodafone Global has selected us, along with our partner LogicaCMG, as the preferred ringback service solution provider for its operating companies and we have already announced successful service launches at several Vodafone companies, with more in the pipeline. And based on our agreement with Ericsson to resell MyCaller(TM) as part of its Personal Greeting Service, we recognized our first revenues and have several orders in hand with deployments planned over the second half of the year," Schechter continued.
    "Revenues from AccessGate(TM), our wireless backhaul optimizer, were lower than expected during this past quarter. Although revenues in this area have taken longer than anticipated to develop, we continue to see sizeable opportunities with operators who are challenged by the cost and complexities of increasing capacity to keep pace with subscriber growth and the demand for new services, and AccessGate's value proposition is a perfect match for them.
    "Looking ahead, we will continue to focus on execution of our strategy, growing our core product revenues modestly and our new product revenues more aggressively, delivering improving profitability as we do so and continuing to maintain a healthy balance sheet," Schechter concluded.

    NMS Conference Call Web Cast

    NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. To access the Second Quarter 2005 conference call, which is scheduled for 5:00 p.m. ET today, log on to the company website at www.nmscommunications.com and click on the web cast icon in the Investor Relations section.

    About NMS Communications

    NMS Communications (NASDAQ:NMSS) is a leading provider of technologies and solutions for mobile applications and infrastructure. NMS develops products that enable new mobile voice, data and video applications and improve the performance and quality of wireless networks, helping our customers grow their revenues and profits. Visit www.nmscommunications.com for more information.

    Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2004. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

    NMS Communications, AccessGate, and MyCaller are trademarks of NMS Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.


                          NMS COMMUNICATIONS
                 Consolidated Statements of Operations
                   (In $000's except per share data)
                              (Unaudited)

                                      For the Three      For the Six
                                      Months Ended      Months Ended
                                        June 30,          June 30,
                                      2005     2004     2005     2004
                                   -------  -------  -------   ------
Revenues                           $25,421  $25,262  $48,021  $49,641

Cost of revenues                     9,644    9,722   19,162   18,544
                                   -------  -------  -------   ------
Gross profit                        15,777   15,540   28,859   31,097
                                        62%      62%      60%      63%
Operating expenses:
   Selling, general and
    administrative                   9,344    7,981   18,286   16,071
   Research and development          6,323    6,187   12,515   12,148
                                   -------  -------  -------   ------
        Total operating expenses    15,667   14,168   30,801   28,219
                                   -------  -------  -------   ------
Operating income (loss)                110    1,372   (1,942)   2,878

Other income (expense), net            485     (320)     635   (1,158)
                                   -------  -------  -------   ------
Income (loss) before income
 taxes                                 595    1,052   (1,307)   1,720

   Income tax expense                  285       16      485       41
                                   -------  -------  -------   ------
Net income (loss)                     $310   $1,036  $(1,792)  $1,679
                                   =======  =======  =======   ======

  Basic earnings (loss) per
   common share                      $0.01    $0.02   $(0.04)   $0.04
                                   =======  =======  =======   ======
  Weighted average basic shares
   outstanding                      47,876   46,680   47,650   42,557
                                   =======  =======  =======   ======
  Fully diluted earnings (loss)
   per common share                  $0.01    $0.02   $(0.04)   $0.04
                                   =======  =======  =======   ======
  Weighted average fully diluted
   shares outstanding               48,144   49,261   47,650   45,264
                                   =======  =======  =======   ======

                          NMS COMMUNICATIONS
                 Condensed Consolidated Balance Sheet
                              (In $000)
                             (unaudited)

                                                 June 30, December 31,
                                                    2005         2004
                                                --------  -----------
                   ASSETS
Current assets:
     Cash and cash equivalents                   $40,651      $33,804
     Marketable securities                        34,189       46,815
     Accounts receivable, net of allowance
      for uncollectable accounts of $917 and
      $1,004, respectively                        16,073       14,315
     Inventories                                   2,953        3,446
     Prepaid expenses and other current
      assets                                       3,166        2,539
                                                 =======      =======
         Total current assets                     97,032      100,919

Property and equipment, net of accumulated
 depreciation and amortization of $32,825 and
 $32,082, respectively                             6,911        6,147
Other long-term assets                             1,272        1,361
                                                 =======      =======
Total assets                                    $105,215     $108,427
                                                 =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                  $5,028       $4,728
Accrued expenses and other liabilities             8,841       10,706
Deferred revenue                                   4,472        4,620
Short term debt obligations                       19,942       19,942
                                                 =======      =======
Current liabilities                               38,283       39,996

Stockholders' equity                              66,932       68,431
                                                 =======      =======
Total liabilities and stockholders' equity      $105,215     $108,427
                                                 =======      =======


    CONTACT: NMS Communications
             For media and industry analysts:
             Pam Kukla, 508-271-1611
             Pam_Kukla@nmss.com
             or
             For financial analysts:
             Herb Shumway, 508-271-1481
             Herb_Shumway@nmss.com